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[on DepoMed letterhead]

Exhibit 10.2

Notice to Investors in DepoMed, Inc.
Private Placement of Common Stock Units

June 8, 2001

Ladies and Gentlemen:

    Reference is made to the Subscription Agreement (the "Subscription Agreement") to purchase Common Stock Units ("Units") of DepoMed, Inc. (the "Company") distributed to potential investors in the pending private placement of Units (the "Private Placement").

    Please be advised that the Company has agreed to the following modifications to the Subscription Agreement at the request of Fahnestock & Co. Inc., the placement agent in the Private Placement ("Fahnestock"):

  1.
  All Subscription Agreements must be executed and delivered to Fahnestock no later than Monday, June 11, 2001.

  2.
  The Stock Purchase Price (as defined in the Subscription Agreement) applicable to the First Closing will be based on the one-to-ten trading day period which immediately precedes the date all Subscription Agreements are accepted by the Company and which is mutually agreed to by the Company and Fahnestock.

  3.
  The Warrant will be revised to extend the Expiration Date (as defined in the Warrant) to five (5) years from the date of issuance, rather than four (4) years, and to include a cashless exercise feature.

  4.
  Section C(7) of the Subscription Agreement is hereby supplemented to include the following representation and warranty on the part of the Company:

    "The Memorandum and any of the documents or instruments attached thereto as Exhibits or incorporated therein by reference, when taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading."

    The Company's acceptance of any and all Subscription Agreements is subject to the terms set forth above.

    In addition, the Company has agreed to appoint to the Board of Directors of the Company a nominee designated by OrbiMed Advisors LLC, an investor in the Private Placement and the Company's largest shareholder, and to grant Board observer rights to another significant investor in the Private Placement.

DEPOMED, INC.
By:	/s/ John F. Hamilton John F. Hamilton Chief Financial Officer

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Notice to Investors in DepoMed, Inc. Private Placement of Common Stock Units June 8, 2001